Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

 of Title 18 of the United States Code

We, James R. Oyler, Chief Executive Officer of Evans & Sutherland Computer Corporation, and E. Thomas Atchison, Chief Financial Officer of Evans & Sutherland Computer Corporation, certify that: (i) the Evans & Sutherland Computer Corporation Form 10-Q for the quarterly period ended June 27, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Evans & Sutherland Computer Corporation Form 10-Q for the quarterly period ended June 27, 2003, fairly presents, in all material respects, the financial condition and results of operations of Evans & Sutherland Computer Corporation.

/s/ James R. Oyler
James R. Oyler	Dated: August 8, 2003
Chief Executive Officer

/s/ E. Thomas Atchison
E. Thomas Atchison	Dated: August 8, 2003
Chief Financial Officer